UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 9, 2009

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Star Gold Corp.

(Name of Small Business issuer in its charter)

   Nevada                                                 000-52711                                    Applied for

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

               6240 East Seltice Way Suite C, Post Falls, Idaho, USA 83854

 (Address of principal executive offices)

                                                                208- 755-5374

(Registrant’s telephone number)

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Section 5.06 -Change in Shell Company Status.

The Company was a shell company as defined in Rule 12b-2 under the Securities  Exchange Act  of 1934, as amended (17 CFR 240.12b-2), but has untaken actions in regards to its business plans that are beyond nominal operations and have assets consisting of greater than cash or cash equivalents  that has the effect of causing it to cease being a shell company, as defined in Rule 12b-2.

 During the past year the company has added a new president who is very experienced in the natural resource industry. Also, the company has appointed 2 other directors both of whom are Professional Geologists. The company acquired new mining claims in April 2008 the Excalibur Property.  Additionally, the company has expanded the Excalibur Property on June 18, 2009 via amending agreement between Star Gold Corp. and MinQuest, and expanding the total claims to 50 claims, covering an area of approximately 1000 acres. Star Gold Corp. has commenced exploration activities on the Excalibur Property in accordance with the company’s business plan and has raised approximately $140,000 for operations during the past year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Lindsay Gorrill

President and Director

July 10, 2009